Exhibit 24.1
POWER OF ATTORNEY
Fornebu, Norway
          The undersigned, Jan Edvard Thygesen, in his capacity as Chairman of the Board of Telenor East Holding II AS (the “Company”), hereby makes, constitutes and appoints BJØRN HOGSTAD, PÅL WIEN ESPEN and OLE BJØRN SJULSTAD, acting individually, as the Company’s true and lawful agent and attorney-in-fact, with full power and authority to act hereunder, each in his discretion, to execute in the name and on behalf of the Company all documents, certificates, instruments, statements, filings and agreements (“documents”) to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement, in each case, relating to the Company’s ownership interest in VimpelCom Ltd., and any other documents relating or ancillary thereto, including but not limited to, all filings required to be made with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Act”) and the rules and regulations promulgated thereunder, including, without limitation, all documents required to be filed with the SEC pursuant to Section 13(d), 13(e) or 14 of the Act, including, without limitation: (a) any filings on Schedule 13D, Schedule 13E-3 or Schedule TO and any amendments thereto and (b) any joint filing agreements. This Power of Attorney shall be valid for two years from the date hereof.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 13 day of December 2010.

/s/ Jan Edvard Thygesen
Jan Edvard Thygesen Chairman of the Board Telenor East Holding II AS